Exhibit 23.2

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426           (614) 766-1459 FAX

March 8, 2016

Boards of Directors

Best Hometown Bancorp, Inc.

Home Federal Savings and Loan Association of Collinsville

100 East Clay Street

Collinsville, Illinois 62234

Members of the Boards:

We hereby consent to the use of our firm’s name in (i) the Registration Statement on Form S-1 to be filed by Best Hometown Bancorp, Inc., with the Securities and Exchange Commission, and (ii) the Application for Conversion on Form AC to be filed by Home Federal Savings and Loan Association of Collinsville with the Office of the Comptroller of the Currency, in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our appraisal and our statement concerning subscription rights in such filings, including the prospectus of Best Hometown Bancorp, Inc.

Sincerely,

KELLER & COMPANY, INC.

/s/ Michael R. Keller

Michael R. Keller

President

MRK:jmm